CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 29, 2004
Date of Report
(Date of Earliest Event Reported)

KNIGHTSBRIDGE FINE WINES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Kirkland Ranch Road,
Napa, California 94558
(Address of principal executive offices (zip code))

(707) 254-9100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 24, 2004 Knightsbridge Fine Wines, Inc. promoted Joseph Carr to President and Jay Essa to Executive Vice President of Sales. Carr, a team builder in the international wine industry for more than 20 years, replaces Joel Shapiro, who remains Chairman of the Board and CEO.

The following table and text set forth the names and ages of all of our executive officers as of September 23, 2004. Also provided are brief descriptions of the business experience of each executive officer during the past five years.

Name	Age	Position
Joel Shapiro	33	Chairman, CEO
Joseph Carr	43	President
Jay Essa	61	Executive Vice President of Sales
Charles D. Marin	26	Controller

           Joel Shapiro, Chairman of the Board, CEO. Joel ("Jake") Shapiro is CEO, Chairman of Knightsbridge, and has served on the Board since August 1, 2003 . He has reviewed or visited almost 100 wineries in 4 continents in his quest to build the world's best wine company. He is charged with developing, sourcing and negotiating our acquisitions and strategic partnerships. He also guides corporate strategy, ensuring that we stay on-track to meet our long-term goals. Prior to joining Knightsbridge, Mr. Shapiro was President of JS Capital LLC, an east coast based finance boutique that specialized in mergers & acquisitions, and public corporate finance. JS Capital financed a variety of industry non-specific companies including software production firms in Pakistan , fiber optic systems in Mexico , and five star European hotel owners and operators. JS Capital had a strong presence in both apparel and mass media sectors, and maintained a number of Hollywood celebrity clients. JS Capital is no longer an active company as Mr. Shapiro now dedicates his full time to Knightsbridge. Mr. Shapiro began his finance career in 1992 working in the back offices of the investment-banking firm of M.H. Meyerson & Company. While attending night school at the Rutgers University Graduate School of Business for his MBA, Mr. Shapiro quickly rose up the ranks from working in the operations division of M.H. Meyerson to becoming one of the youngest Senior Traders, where he executed institutional orders on behalf of Wall Street’s biggest firms, including Goldman Sachs, Merrill Lynch, and Credit Suisse First Boston. Mr. Shapiro attended Rutgers University , where he completed his studies in three years and received departmental and collegiate honors. As an undergraduate, Mr. Shapiro also attended the National University of Singapore, and through a joint venture program with Columbia University , the Shanghai Teachers College in China .

           Joseph Carr, President. Joe Carr is the President of Knightsbridge. Mr. Carr was previously our Executive Vice President of Sales. Mr. Carr has over twenty years experience in the wine industry overseeing team building within the international wine industry. Prior to joining Knightsbridge, Mr. Carr was the Vice-President of the Australian Sales Group and Import Marketing manager for Beringer Blass Wines. Prior to that, Mr. Carr was President of Mildara Blass, a subsidiary of the Foster’s Brewing Group. While at Mildara Blass, Mr. Carr produced over 82 Million US$ in Fine Wine Sales and helped introduce the Greg Norman Estate Brand as well as Black Opal, Wolf Blass and Rothbury Estates. Prior to Mildara Blass Mr. Carr held management positions with Paterno Imports, and is an accredited sommelier and wine judge. Mr. Carr graduated from the State University of New York at Geneseo with a degree in Fine Arts/Business Communications.

          Jay Essa, Executive Vice President of Sales. Jay Essa is the Executive Vice President of Sales for Knightsbridge. Mr. Essa was previously our Vice President of National Accounts, where he was instrumental in the development and expansion of sales and marketing team. In this position, he helped craft the Knightsbridge Sales team and helped locate and develop our initial customer base. Prior to joining Knightsbridge, Mr. Essa was Vice President of Sales and Marketing for Golden State Vintners. In this position, he managed 4 regional sales mangers to develop national brands and private labels for major clients, including Safeway, Kroger and Albertson. Prior to that, Mr. Essa was Vice President International Marketing and Western Division Manager for Palm Bay Imports. He led the development of an international sales and marketing program for both Italian and California wines. Before joint Palm Bay , Mr. Essa was President and CEO of Geerlings & Wade, Inc. (NASDAQ: GEER). He led the company’s return to profitability in only 6 months and grew the top line revenues and profits for 3 consecutive years. He also helped position the company as the largest direct marketer and e-tailer of wine in North America . In addition, he personally developed numerous strategic alliances, including Starbucks, Greg Manning Auctions and Starchefs. Previously he was Managing Director in Europe for E&J Gallo Winery where he was responsible for development and management of operations in 18 countries. He has also served as E&J’ Gallo Winery’s Managing Director in UK & Ireland, General Manager of Gallo Sales Company, Regional Manager of Vintage Wine Division in California and a General Sales Manager for both Mountain Wine and Valley Winners. Jay graduated from the Pasadena City College in Pasadena , California where he majored in English Literature.

          Charles D. Marin, Controller. Charles Marin is the Controller for Knightsbridge. Mr. Marin is responsible for our consolidated financial operations. He has over 14 years of accounting experience including seven years of financial management experience in the wine industry specializing in Napa Valley vineyards. Prior to joining Knightsbridge, he held management positions with Domaine Chandon, an international sparkling wine house and Roundhill Cellars, a nationally distributed wine producing company. With these companies he managed the day-to-day finance functions, international consolidations, budgeting & forecasting, contract review, and procedural development. Prior to his experience in the wine industry, Mr. Marin held positions in public accounting, construction and the service industries. Mr. Marin's financial background is enhanced by his in-depth knowledge of human resources management practices. Mr. Marin is a graduate of the University of California at Davis with an accounting accreditation from the University of Washington in Seattle .

There are no family relationships between any of the executive officers.

Joseph Carr entered an employment agreement with the Company on June 27, 2003 , for his original position of Executive Vice President of Sales and Marketing. Pursuant to his promotion to President, Carr will receive a raise in salary. His employment agreement will be amended to reflect his new title and salary. Once the amendment to his employment agreement is finalized, we will file it as an exhibit to an amendment of this 8-K.

Currently, Jay Essa and the Company have a verbal agreement regarding his employment as the Company’s Executive Vice President of Sales. We are in the process of writing an employment agreement for Essa and will file it as an exhibit to an amendment of this 8-K after it is fully executed.

On September 24, 2004 , Gryphon Master Fund, L.P., Warren W. Garden, P.C., and Joel Shapiro, our CEO and Chairman entered a Stock Pledge Agreement, pursuant to which Shapiro pledged 3,000,000 shares of the Company’s shares that he owns. The Agreement secures the payment of all of our obligations existing under the Debt Restructuring Agreement and the Promissory Note dated September 24, 2004 , issued by us to Gryphon.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Knightsbridge Fine Wines, Inc. and Joseph Carr dated July 27, 2003 . (Incorporated by reference to Exhibit 10.12 to the Company’s Annual Report of Form 10-KSB filed on May 11, 2004 )
99.1	Press release dated September 29, 2004 regarding appointment of Joseph Carr to President and Jay Essa to Executive Vice President of Sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Knightsbridge Fine Wines, Inc.
By:	/s/ Joel Shapiro
Joel Shapiro, CEO